UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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United Wisconsin Grain Producers, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W1231 Tessmann Drive
Friesland, WI 53935-0247

NOTICE OF 2006 ANNUAL MEETING OF MEMBERS

To be Held Saturday, April 22, 2006

TO OUR MEMBERS:

The 2006 Annual Meeting of Members (the “Annual Meeting”) of United Wisconsin Grain Producers, L.L.C. (the “Company”) will be held at our office located at the Cambria - Friesland High School in Cambria, Wisconsin and will commence on Saturday, April 22, 2006 at 9:00 a.m., local time for the following purposes:

•                  To elect ten (10) directors; and

•                  To transact such other business as may properly come before the 2006 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed proxy card, please call the Company at (920) 348-5016.

Only members of record at the close of business on March 1, 2006, will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof.

All members are cordially invited to attend the Annual Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed proxy card, which is solicited by the board of directors, whether or not you plan to attend the Annual Meeting. The proxy will not be used if you attend and vote at the Annual Meeting in person. You may fax the enclosed proxy card to the Company at (920) 348-5009 or mail it to us using the enclosed envelope if the proxy card is received before 5:00 p.m. on Friday, April 21, 2006.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Kevin M. Roche

Kevin M. Roche, Chairman of the Board

Friesland, Wisconsin
March 30, 2006

United Wisconsin Grain Producers, L.L.C.

W1231 Tessmann Drive
Friesland, WI 53935-0247

Proxy Statement

2006 Annual Meeting of Members
Saturday, April 22, 2006

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the board of directors of United Wisconsin Grain Producers, L.L.C. (the “Company”) for use at the annual meeting of members of the Company to be held on Saturday, April 22, 2006, and at any adjournment thereof. Such meeting is to be held at the Cambria - Friesland High School in Cambria, Wisconsin and will commence at 9:00 a.m. Such solicitation is being made by mail and the Company may also use its officers, directors and employees to solicit proxies from members either in person or by telephone, facsimile or letter without extra compensation.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:                                  Why did I receive this proxy statement?

A:                                   The board of directors is soliciting your proxy to vote at the 2006 Annual Meeting because you were a member of the Company at the close of business on March 1, 2006, the record date, and are entitled to vote at the meeting.

Q:                                  What am I voting on?

A:                                   The election of ten (10) directors. The ten (10) incumbent nominees are Carl T. Benck, Cal Dalton, Jerry H. Franz, William R. Herrmann, Larry Lagowski, Robert Lange, Robert J. Miller, Wayne Mitchell, Kevin M. Roche and Berwyn G. Westra. The board of directors recommends a vote FOR the incumbents.

Q:                                  How many votes do I have?

A:                                   Members are entitled to one vote for each membership unit that they hold.

Q:                                  What is the voting requirement to elect the directors?

A:                                   In the election of directors, the ten (10) persons receiving the greatest number of votes relative to the votes cast for their competitors will be elected regardless of whether an individual nominee receives votes from a majority of the quorum.

Q:                                  How many membership units are outstanding?

A:                                   On March 1, 2006, there are 28,780 outstanding membership units.

Q:                                  What is the effect of an abstention?

A:                                   Because directors are elected by plurality vote, abstentions will not be counted either for or against any nominee.

Q:                                  How do I vote?

A:                                   Membership units can be voted only if the holder of record is present at the 2006 Annual Meeting either in person or by proxy. You may vote using either of the following methods:

•                  Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2006 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2006 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to the Company at (920) 348-5009. If you sign and return the proxy card without specifying your choices, your membership units will be voted FOR Carl T. Benck, Cal Dalton, Jerry H. Franz, William R. Herrmann, Larry Lagowski, Robert Lange, Robert J. Miller, Wayne Mitchell, Kevin M. Roche and Berwyn G. Westra.

•                  In person at the 2006 Annual Meeting. All members may vote in person at the 2006 Annual Meeting.

Q:                                  What can I do if I change my mind after I vote my units?

A:                                   You may revoke your proxy by:

•                  Voting in person at the 2006 Annual Meeting;

•                  Giving either personal or written notice of the revocation to Kevin M. Roche, Chairman of the board of directors and President of United Wisconsin Grain Producers, L.L.C., at the Company’s offices at W1231 Tessmann Drive, Friesland, WI 53935-0247; or

•                  Giving either personal or written notice of the revocation to the Company’s Secretary, Robert Lange, at the commencement of the 2006 Annual Meeting.

Q:                                  What happens if I mark too few or too many boxes on the proxy card?

A:                                   If you do not mark any choices on the proxy card, then the Proxies will vote your units FOR Carl T. Benck, Cal Dalton, Jerry H. Franz, William R. Herrmann, Larry Lagowski, Robert Lange, Robert J. Miller, Wayne Mitchell, Kevin M. Roche and Berwyn G. Westra. If you mark some but not all of the boxes, the Proxies will vote your units ONLY for the persons you mark as your choices. Any boxes not marked will not be counted as a vote for the nominee. However, your units will be included in the determination of whether a quorum is present.

Q:                                  Who may attend the 2006 Annual Meeting?

A:                                   All members as of the close of business on the record date may attend the 2006 Annual Meeting along with their immediate families.

Q:                                  What is the record date for the 2006 Annual Meeting?

A:                                   March 1, 2006.

Q:                                  Who will count the vote?

A:                                   All votes will be tabulated by Lan Waddell, local attorney for the Company and the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions.

Q:                                  What constitutes a quorum?

A:                                   As of the record date, the Company had 28,780 issued and outstanding membership units. The presence of members holding 30% of the total outstanding membership units (8,634) constitutes a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum.

Q:                                  How do I nominate a candidate for election as a director at next year’s annual meeting?

A:                                   Next year there will be four directors up for election. Nominations for director seats are made by a nominating committee appointed by our board. In addition, a member can nominate a candidate for director by following the procedures explained in Section 5.2 of our operating agreement.

In order for a member nomination to be considered for inclusion in next year’s proxy statement, the nomination must be submitted in writing to the Company during the 30-day nomination period, which will begin on or about January 20, 2007 and end on or about February 20, 2007. The Company suggests that nominations be submitted by certified mail-return receipt requested.

Q                                      How do I submit a proposal for consideration by the members at next year’s annual meeting?

Any member proposal intended to be considered for inclusion in the Company’s Proxy Statement for presentation at the 2007 Annual Meeting of members must be received by the Company no later than November 30, 2006 (120 days prior to the one year anniversary of the date of mailing of this proxy statement). The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2007 Annual Meeting of members without including such proposal in the Company’s proxy statement must provide the Company written notice of such proposal no later than February 13, 2007. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive written notice of a member proposal intended to be submitted to the 2007 Annual Meeting by February 13, 2007 the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2007 Annual Meeting by February 13, 2007, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:                                  Who is paying for this proxy solicitation?

A:                                   The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material and the Company’s 2005 Annual Report on Form 10-KSB, for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

ELECTION OF DIRECTORS

Eight (8) initial directors, appointed by the initial members, and two (2) replacement directors, appointed by the initial directors to fill two (2) vacancies on the initial board, comprise the current board of directors. The initial term for these directors ends one (1) year after substantial completion of the Company’s facilities, and in all cases when successor directors are elected. Our facilities were substantially completed in May 2005, therefore, the April 22, 2006 election of directors will terminate the initial terms of the ten (10) directors. All ten (10) directors are to be elected by the members at the 2006 Annual Meeting. Pursuant to the Company’s operating agreement, the board has passed a resolution dividing the board into three (3) classes which will serve staggered terms until 2007, 2008, or 2009. Upon expiration of the terms ending in 2007, 2008 and 2009, each successor director will be elected to a three (3) year term. The incumbent directors’ seats have each been assigned to a class as follows:

Class A: 2007	Larry Lagowski
Wayne Mitchell
Carl T. Benck
Robert Lange
Class B: 2008	Kevin M. Roche
Berwyn G. Westra
Jerry H. Franz
Class C: 2009	Cal Dalton
William R. Herrmann
Robert J. Miller

The board of directors has recommended as nominees for election Carl T. Benck, Cal Dalton, Jerry H. Franz, William R. Herrmann, Larry Lagowski, Robert Lange, Robert J. Miller, Wayne Mitchell, Kevin M. Roche and Berwyn G. Westra, the incumbent directors.

The following table contains certain information with respect to the nominees for election to the board of directors at the 2006 Annual Meeting:

Name	Age	Year First Became a Director	Term Expires	If Elected, Term will Expire
Larry Lagowski	53	2003	2006	2007
Wayne Mitchell	50	2003	2006	2007
Carl T. Benck	46	2001	2006	2007
Robert Lange	56	2001	2006	2007
Kevin M. Roche	38	2001	2006	2008
Berwyn G. Westra	60	2001	2006	2008
Jerry H. Franz	72	2001	2006	2008
Cal Dalton	48	2001	2006	2009
William R. Herrmann	64	2001	2006	2009
Robert J. Miller	54	2001	2006	2009

Biographical Information for Nominees

As of March 1, 2006:

Kevin M. Roche, Chairman, President and Director – Age 38

Mr. Roche has served as Chairman, President and a director on our board since its inception. For the past five years, Mr. Roche has operated a 4,000 acre corn, soybean and wheat farming operation in partnership with his father and brother. He also owns and operates Roche Farms, Inc., which runs a 1,200 head cattle feeding operation.

William R. Herrmann, Vice Chairman, Vice President and Director – Age 64

Mr. Herrmann has served as Vice Chairman and Vice President since August 29, 2002, and as a director on our board since its inception. For the past five years, Mr. Herrmann has operated a 1,700 acre crop farming enterprise.

Robert Lange, Secretary and Director – Age 56

Mr. Lange has served as Secretary since August 29, 2002, and as a director on our board since its inception. For the past five years, Mr. Lange has operated a cow/calf operation and rented his 1,300 acres of farmland. During the construction and start-up period of our plant, Mr. Lange served the Company as temporary general manager and construction supervisor. Prior to 2001, Mr. Lange operated a 1,500 head cattle feedlot and a 1,800 corn, soybean and wheat farm.

Robert J. Miller, Director – Age 54

Mr. Miller has served as a director on our board since its inception. For the past five years, Mr. Miller has operated a 3,000 acre farming enterprise. Mr. Miller was previously our Treasurer. Effective as of December 16, 2004, the position of Treasurer was eliminated and the duties and responsibilities of the Treasurer were re-assigned to the office of Chief Financial Officer.

Carl T. Benck, Director – Age 46

Mr. Benck has served as a director on our board since its inception. For the past five years, Mr. Benck has operated a 1,700 corn, soybean and wheat farm.

Jerry H. Franz, Director – Age 72

Mr. Franz has served as a director on our board since its inception. For the past five years, Mr. Franz has operated Franz Family Farms, Inc., which operates a 1,800 acre corn, soybean and wheat farm. He now assists his son and grandson with the operation of the 1,800 acre farm.

Cal Dalton, Director – Age 48

Mr. Dalton has served as a director on our board since its inception. For the past five years, Mr. Dalton has operated a 2,100 acre corn, soybean, wheat and hay farm.

Berwyn G. Westra, Director – Age 60

Mr. Westra has served as a director on our board since its inception. For the past five years, Mr. Westra has been an accountant with the firm of Westra, Tillema & O’Connor, CPAs, L.L.C., which he founded in 1987.

Lawrence Lagowski, Director – Age 53

Mr. Lagowski has served as a director on our board since October 28, 2003, when he was appointed by the current board of directors to fill a vacant board seat. Mr. Lagowski serves as Chief Financial Officer of Indeck Energy Services, Inc., and he has held that position for at least the last five years.

Wayne Mitchell, Director – Age 50

Mr. Mitchell has served as a director on our board since October 28, 2003 when he was appointed by the current board of directors to fill a vacant board seat. Mr. Mitchell is Senior Vice President, Technology and Business Development, for Fagen, Inc., and has been employed by Fagen, Inc., since June 2000. In addition to serving as a director on our board, Mr. Mitchell is also a director on the boards of the following ethanol companies: Badger State Ethanol, LLC in Monroe, Wisconsin (a public company), Husker Ag, LLC in Plainview, Nebraska (a public company), Western Wisconsin Energy, LLC in Boyceville, Wisconsin (a private company), Bushmills Ethanol, LLC in Atwater, Minnesota (a private company) and US Bioenergy Corporation (a private company).

Biographical Information on Officers and Significant Employees

Jeff Robertson, Chief Executive Officer – Age 49

On March 17, 2005, the board of directors appointed Mr. Robertson as the Chief Executive Officer of the Company. Mr. Robertson had previously been acting as our general and construction manager. Prior to his engagement with United Wisconsin Grain Producers, LLC, Mr. Robertson held various management positions in agriculture businesses in western Canada. His responsibilities included marketing, logistics, operations and business development. Mr. Robertson graduated from the University of Saskatchewan in 1991.

Barb J. Bontrager, Chief Financial Officer – Age 43

On December 16, 2004, the board of directors appointed Barb Bontrager as Chief Financial Officer and terminated the position of Treasurer, previously held by Robert Miller. The duties and responsibilities of the Treasurer’s office have been re-assigned to the Chief Financial Officer. Ms. Bontrager’s most recent position, prior to her appointment as the Chief Financial Officer, was a senior tax specialist with Badgerland Farm Credit Service for three years. Prior to that, she was the controller for Bethel Grain, a grain elevator and corn milling company. Ms. Bontrager graduated from Lakeland in 1997 with a B.A. in accounting and she is a certified public accountant in the state of Wisconsin.

Dan J. Wegner, Commodities Manager – Age 39

Mr. Wegner began employment with the Company on December 13, 2004. Prior to his employment with us, Mr. Wegner had been employed with ConAgra as a grain merchandiser for 13 years. Mr. Wegner graduated from University of Illinois in Champaign, Illinois with a B.S. in Agricultural Economics in 1990.

Peter J. Schrandt, Plant Manager – Age 43

On February 28, 2004, Mr. Schrandt began employment as the Company’s plant manager. Prior to his employment with the Company, Mr. Schrandt was a fermentation supervisor for Diamond V Mills of Cedar Rapids, Iowa. Mr. Schrandt was employed with Diamond V Mills for eleven years and also served as a project specialist, manufacturing support specialist, production foreman, operator and millhand. Mr. Schrandt attended Iowa State University.

John R. Haas, Safety and Environmental Manager – Age 46

Mr. Haas began his engagement with us as project coordinator on July 12, 2004. Prior to his employment with the Company, Mr. Haas had been the operations/technical manager for Utica Energy of Oshkosh, Wisconsin for two years. Prior to that, Mr. Haas served as the operations manager at Corn Plus of Winnebago, Minnesota. Mr. Haas attended Bismarck Technical College majoring in process plant technology in 1984 and 1985.

Security Ownership of Certain Beneficial Owners

As of March 1, 2006, the following beneficial owner(s) owned or held 5% or more of our outstanding units:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
Membership Units	Indeck Energy Services, Inc. 600 North Buffalo Grove Rd. Buffalo Grove, IL 60089	2,000 Units	6.95%

Security Ownership of Management

As of March 1, 2006, members of our board of directors own units as follows:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
Membership Units	Kevin M. Roche, Chairman, President and Director (1) N3432 Cty BB Columbus, WI 53925	152 Units	0.53%
Membership Units	William R. Herrmann, Vice Chairman, Vice President and Director W2553 Duborg Rd. Columbus, WI 53925	210 Units	0.73%
Membership Units	Robert J. Miller, Director (2) N 68 W 35460 Hwy K Oconomowoc, WI 53066	1,086 Units	3.77%
Membership Units	Robert Lange, Secretary and Director W11715 Behan Rd. Columbus, WI 53925	120 Units	0.42%
Membership Units	Carl T. Benck, Director W772 Hwy Z Fall River, WI 53932	70 Units	0.24%
Membership Units	Jerry H. Franz, Director N2775 Kroncke Rd. Poynette, WI 53955	125 Units	0.43%
Membership Units	Cal Dalton, Director 407 Lake St., P.O. Box 715 Pardeeville, WI 53954	200 Units	0.69%
Membership Units	Berwyn G. Westra, Director N8693 Cty FW Beaver Dam, WI 53916	135 Units	0.47%
Membership Units	Wayne Mitchell, Director 2001 Country Club Drive NE Willmar, MN 56201	10 Units	0.03%
Membership Units	Lawrence Lagowski, Director 600 North Buffalo Grove Road Suite 300 Buffalo, IL 60089	0 Units	0.00%
TOTAL:		2,108 Units	7.32%

(1)          Kevin Roche owns and controls the Roche Family Fund, which owns 16 units. These 16 units are included in Kevin Roche’s ownership total.

(2)          Robert J. Miller owns and controls L&NM Enterprises, LLC, which owns 500 units. These 500 units are included in Robert J. Miller’s ownership total.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The board of directors generally meets once per month but does hold additional meetings as needed. The board of directors held sixteen (16) regularly scheduled meetings and one (1) special meeting during the fiscal year ended December 31, 2005. Each Director attended at least 75% of the meetings of the board of directors during the fiscal year ended December 31, 2005, except for the following directors: Wayne Mitchell and Lawrence Lagowski. Mr. Lagowski attended seven (7) of our regularly scheduled meetings and Mr. Mitchell attended five (5) of our regularly scheduled meetings and our one (1) special meeting.

The board of directors does not have a formalized process for holders of membership units to send communications to the board of directors. The board of directors feels this is reasonable given the accessibility of our directors. Members desiring to communicate with the board of directors are free to do so by contacting a director. The names of our directors and their phone numbers are listed on the Company’s website at www.uwgp.com.

The board of directors does not have a policy with regard to directors’ attendance at annual meetings. Last year 10 directors attended the Company’s 2005 Annual Meeting. Due to this high attendance record, it is the view of the board of directors that such a policy is unnecessary.

Audit Committee

The audit committee of the board of directors operates under a charter adopted by the board of directors in the Spring of 2005, a copy of which is attached to this Proxy Statement as Appendix I. Under the charter, the audit committee must have at least three members. The board of directors appointed Larry Lagowski, Kevin Roche, and Berwyn Westra to the audit committee on February 3, 2005. The chairperson of the audit committee is Berwyn G. Westra. The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, a majority of our audit committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350. The board of directors has determined that Berwyn Westra will serve as the audit committee’s financial expert as defined in Item 401 of Regulation S-B. The audit committee held four (4) meetings during the fiscal year ended December 31, 2005. All of our audit committee members attended at least 75% of the audit committee meetings.

Audit Committee Report

The audit committee delivered the following report to the board of directors of the Company on March 22, 2006. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2005. The committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., its independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The committee has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co. P.L.L.P. as required by Independence Standards Board Standard No. 1, and has discussed with the registered public accountants independence. The committee has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co. P.L.L.P. not related to the audit of the financial statements referred to above are compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P.’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Audit Committee
Berwyn G. Westra, Chair
Larry Lagowski
Kevin M. Roche

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co., P.L.L.P. as independent registered public accountants for the fiscal year January 1, 2006 to December 31, 2006. A representative of Boulay, Heutmaker, Zibell & Co., P.L.L.P. is expected to be present at the annual meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, Heutmaker, Zibell & Co. P.L.L.P.) to the Company for the fiscal year ended December 31, 2005, and the fiscal year ended December 31, 2004 are as follows:

Category	Year	Fees
Audit Fees (1)	2005	$71,000
	2004	$67,000
Audit-Related Fees (2)	2005	$3,000
	2004	$0
Tax Fees	2005	$10,300
	2004	$0
All Other Fees	2005	$0
	2004	$0

(1)          Audit fees also consist of review of statutory and regulatory filings, such as quarterly and annual filings, and research and consultation related to such filings.

(2)          Audit-related fees consist of various general consulting services regarding financial accounting issues and communications with the SEC.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our Audit Committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Audit Committee.

Nominating Committee

The board of directors formed a nominating committee on February 3, 2005 and appointed Robert Lange (chairman), William Herrmann and Jerry Franz to the nominating committee. The nominating committee did not meet during the fiscal year ended December 31, 2005.

Based upon the size of the Company and the board’s familiarity with the Company since inception, the board also has determined that each of the directors is qualified to suggest nominees for consideration to the nominating committee. The nominating committee oversees the identification and evaluation of individuals qualified to become directors and recommends to the board of directors the director nominees for each annual meeting of the members. Pursuant to the Company’s operating agreement, this is the first year since the Company’s inception that directors are up for election. All incumbents chose to run for re-election and the nominating committee accepted all of the incumbents as nominees. The major responsibilities of the nominating committee are to:

•                  Develop a nomination process for candidates to the board of directors;

•                  Establish criteria and qualifications for membership to the board of directors;

•                  Identify and evaluate potential director nominees.

•                  Fill vacancies on the board of directors;

•                  Recommend nominees to the board of directors for election or re-election.

The nominating committee does not operate under a charter and it does not have a policy with regard to the consideration of any director candidates recommended by members. The board of directors believes that this is appropriate since the Company has not held any director elections since its inception. Pursuant to the Company’s operating agreement, the Company’s first election of directors is to be held one year after substantial completion of the ethanol production facility and on an annual basis thereafter. Since we completed the ethanol plant in spring 2005, this is the first annual meeting at which directors will be elected. The nominating committee intends to adopt a charter and develop policies and procedures for evaluating potential director candidates whether presented by members or selected by the nominating committee. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of our nominating committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350.

Nominations for the election of directors may also be made by any member entitled to vote generally in the election of directors. In accordance with the Company’s operating agreement, a member desiring to nominate one or more persons for election as a director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company at least 60 days, but not more than 90 days, prior to the annual meeting. This notice must contain: (i) the name and address of record of the member who intends to make the nomination; (ii) a representation that the member is holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the Company’s outstanding units that clearly sets forth the proposed candidate as a nominee of the director’s seat to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

Compensation Committee

The board of directors appointed Cal Dalton (chairman), Berwyn Westra and Kevin Roche to the compensation committee on February 3, 2005. The compensation committee has direct responsibility with respect to the compensation of the Company’s chief executive officer and oversees the compensation of the Company’s other executive officers. The compensation committee held a total of three meetings during the fiscal year ended December 31, 2005.

MEMBER NOMINATIONS FOR DIRECTOR POSITIONS

At the 2005 Annual Meeting of members held on April 9, 2005, the Company’s members approved an amendment of the Company’s operating agreement with respect to the procedures for member nomination of director nominees. This amendment requires any member wishing to submit director nominations to do so not less than sixty (60) days nor more than ninety (90) days prior to the Company’s annual meeting. If a member nominates a candidate for election to the board in compliance with the provisions of the operating agreement but fails to submit the nomination by the deadline set forth in the amendment, the board will have the discretion to determine whether it has sufficient time to include the nomination in the Company’s proxy statement. If the board decides that it does not have sufficient time to amend its proxy statement to include the nomination, it shall notify the member of such fact and the member may choose to proceed with preparation and delivery of its own proxy statement to members in which the member’s nomination for election to the board of directors is identified and described.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships exist between any of the directors of the board, officers, or key employees of the Company.

As of December 31, 2005, we have engaged in the following transactions with related parties.

Fagen, Inc.

One of the directors on our board, Wayne Mitchell, is senior vice president at Fagen, Inc. In addition, Fagen, Inc., beneficially owned 2,000 of our units at the time we entered into a design-build contract with Fagen, Inc., which was prior to December 31, 2004. At the time the design-build contract was executed, Fagen, Inc., (together with its affiliate, Fagen Engineering, LLC) owned an aggregate of 6.95% of our outstanding membership units. As of December 31, 2005, we had paid Fagen, Inc., approximately $45,600,000 to design, develop and construct our 40 million gallon per year ethanol plant pursuant to the design-build contract.

Indeck Energy Services, Inc.

One of the directors on our board, Lawrence Lagowski, is chief financial officer at Indeck Energy Services, Inc. In addition, Indeck beneficially owned 6.95% of our outstanding membership units at the time we entered into a design-build contract under which Indeck would benefit as a subcontractor. Indeck, as a subcontractor under the design-build contract, provided us with a recuperative thermal oxidizer in connection with the development and construction of our ethanol plant. As of December 31, 2005, we had indirectly paid Indeck approximately $2,100,000 for the thermal oxidizer since the cost of the thermal oxidizer was included in the $45,600,000 paid to Fagen, Inc., pursuant to the design-build contract.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid or payable by the Company during the last three fiscal years to our President and Chief Executive Officer. We did not have any compensatory security option plan or any other plan for the long term compensation of our executive officers and directors in place as of December 31, 2005. Further, as of December 31, 2005, none of our directors or officers had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation
Jeff Robertson, Chief Executive Officer	2005	$82,500	$0	$58,911.61	(1)
	2004	$0	$0	$0
	2003	$0	$0	$0
Kevin M. Roche, President and Chairman of the Board of Directors	2005	$0	$0	$14,849	(2)
	2004	$0	$0	$8,712	(3)
	2003	$0	$0	$14,288

(1)          Includes amounts payable to Jeff Robertson as an independent contractor before he was hired as chief executive officer of the Company in May of 2005.

(2)          Includes amounts payable for director’s fees and other services as the Company’s President at a rate of $25 per hour ($13,100), mileage reimbursement ($405) and reimbursement for other out of pocket expenses ($1,344).

(3)          Includes amounts payable for director’s fees at $25 per hour ($7,188), mileage reimbursement ($1,434) and reimbursement for other out of pocket expenses ($90).

Our board of directors adopted a director compensation policy on March 17, 2005, and our members ratified the board’s approval of the compensation policy at the 2005 Annual Meeting of Members. The policy provides for payment to directors of an attendance fee for each board or committee meeting a director attends either in person or by telephone. Under the director compensation policy, we pay director fees as follows:

•                  $450.00 per board meeting/President

•                  $300.00 per board meeting/Director (in person)

•                  $250.00 per board meeting/Director (by telephone)

•                  $250.00 per committee meeting

In addition to these fees, the policy continues to provide for reimbursement to directors at a rate of $25 per hour for the performance of tasks authorized in advance by the President and for reimbursement to directors for all out-of-pocket costs and mileage for travel to and from meetings and other locations to perform these tasks.

In the year ending December 31, 2005, the Company had incurred an aggregate of $71,557 in director fees and related expense, of which $797 to one member is included in accounts payable at December 31, 2005. This includes the amount paid to director Robert Lange for his service as construction supervisor and the amount paid to director Kevin Roche for his service as President and Chairman of the Board of Directors.

In addition to being a director of the Company, we had an agreement with Robert Lange to serve as construction supervisor through the completion of our plant facilities. Under the terms of our agreement, Mr. Lange was responsible for supervising and coordinating plant construction, developing policies regarding construction of the project, monitoring project development, public relations and other on-site development issues. For the year ended December 31, 2005, we paid Mr. Lange $27,409 for these services at the rate of $25 per hour. The amount we paid Mr. Lange includes reimbursement for his mileage and out-of-pocket expenses incurred while performing his duties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten (10) percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten (10) percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and directors, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2005.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s Annual Report to the Securities and Exchange Commission on Form 10-KSB, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2005, accompanies the mailing of this Proxy Statement.

The Company will provide each member solicited a copy of Exhibits to the 10-KSB upon written request and payment of specified fees. The written request for such Exhibits should be directed to Kevin M. Roche, Chairman of the Board of United Wisconsin Grain Producers, LLC at W1231 Tessmann Drive, Friesland, WI 53935-0247. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on March 1, 2006. The 2005 Annual Report on Form 10-KSB complete with exhibits is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov).

OTHER MATTERS

The board of directors knows of no other matter to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the membership units covered by the proxy in the accompanying form will be voted on such matter in accordance with the best judgment of the persons acting under such proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kevin M. Roche

Kevin M. Roche, Chairman of the Board
March 30, 2006

TO BE CERTAIN THAT YOUR MEMBERSHIP UNITS WILL BE REPRESENTED AT THE 2006 ANNUAL MEETING OF MEMBERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY BY FAX TO (920) 348-5009 OR IN THE ENCLOSED ENVELOPE BY NO LATER THAN FRIDAY, APRIL 21, 2006 (5:00 P.M.) WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

Appendix I

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

FOR UNITED WISCONSIN GRAIN PRODUCERS, LLC

I. Purpose

The Audit Committee (“Committee”) is appointed by the board of directors (“board”) of United Wisconsin Grain Producers, LLC (the “Company”) to assist the board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:

•                  Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•                  Appoint, compensate, retain and monitor the independence and qualifications of the Company’s independent auditors (also referred to herein as external auditors);

•                  Monitor the performance of the Company’s internal audit function and independent auditors;

•                  Provide an avenue of communication among the independent auditors, management, and the Board; and

•                  Prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

II. Authority

The Committee shall have the authority to conduct or authorize any investigation appropriate to fulfill its responsibilities, and is empowered to:

•                  Appoint, compensate, retain and oversee the work of the independent auditors who are employed by the Company to conduct the annual audit and who shall report directly to the Committee;

•                  Retain independent legal counsel and other advisers as it deems necessary in the performance of its duties;

•                  Resolve any disagreements between management and the independent auditor regarding financial reporting;

•                  Pre-approve all auditing and permitted non-audit services performed by the Company’s independent audit firm;

•                  Seek any information it requires from employees, all of whom are directed to cooperate with the Committee’s requests, or external parties;

•                  Meet with Company officers, external auditors, and outside counsel, as necessary;

•                  Delegate authority to subcommittees including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting;

•                  Determine appropriate funding for the Company’s payment of compensation to the independent auditors for issuing an audit report or performing other audit review or attestation services for the Company; and

•                  Determine appropriate funding for the Company’s payment of compensation to any other advisers employed by the Committee.

III. Composition

1.               Committee members’ qualifications shall meet the requirements as may be set by the board from time to time, in addition to all applicable legal and regulatory requirements.

2.               The Committee shall be comprised of at least three directors of the Company, all in good standing, each of whom must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of members’ equity and cash flow statement. A majority of the directors on the Committee must be independent as defined in subparagraph 3 of this Article III below.

3.               A director will NOT be considered independent for purposes of this Article III, if such director:

(a)                                                         Is an employee of the Company or any current subsidiary of the Company;

(b)                                                        Has accepted or has a family member who has accepted payments from the Company or any of its subsidiaries in excess of $60,000, other than as compensation for board or board committee service, payments arising solely from investments in the Company’s securities, compensation paid to a family member who is a non-executive employee of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation, or certain permitted loans;

(c)                                                         Has a family member who is employed by the Company or any of its subsidiaries as an executive officer;

(d)                                                        Is or has a family member who is a partner or controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services that exceeds 5% of the recipient’s consolidated gross revenues of that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

(e)                                                         Is or has a family member who is employed as an executive officer of another entity where any of the executive officers of the company serve on the compensation committee of such other entity; or

(f)                                                           Is or has a family member who is a current partner of the Company’s outside auditor who worked on the Company’s audit;

3.               Committee members and a Committee chair shall be recommended and appointed by the Board.

IV. Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet (i) separately; (ii) periodically with management: (iii) with internal auditors, if any; and (iv) with external auditors. The Committee may request any officer or employee of the Company, the Company’s outside counsel, and/or the independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. All members are expected to attend each meeting, in person or via tele- or video-conference.

The minutes of each meeting are to be prepared at the direction of the Audit Committee Chair and sent to Committee members and all other directors. Copies are to be promptly provided to the independent auditors and the Company’s legal counsel.

V. Scope of Responsibilities and Duties

A.                                    Charter Review

1.               Review and reassess the adequacy of this charter annually.

2.               Consider changes that are necessary as a result of new laws and regulations.

3.               Recommend any proposed changes to the Board. Submit the charter to the board for approval and publish the document as required.

B.                                    Financial Reporting

1.               Review the Company’s annual audited financial statements and the documents containing such filings prior to filing or distribution. The review should include discussions with management and independent auditors about the following:

•                  Significant issues regarding accounting principles, practices, audit findings, disclosures, judgments and any other requirements under accounting standards and rules;

•                  Complex or unusual transactions and areas in which an unusual degree of judgment must be exercised;

•                  The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•                  “Quality of earnings” of the Company from a subjective as well as objective standpoint.

•                  Effectiveness of price protection strategies in place for commodity and other inputs.

2.               Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3.               Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditors activities or on access to requested information, and any significant disagreement with management.

4.               Discuss the annual audited financial statements and quarterly financial statements with management and external auditors, including the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the report. Consider any items required to be communicated by the independent auditors in accordance with SAS 61, which is attached to this charter as Exhibit 1.

5.               Review disclosures made by CEO and CFO in the Forms 10-KSB or 10-K and 10-QSB or 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal control.

C.                                    Internal Control

1.               Consider the effectiveness of the Company’s internal control system, including information technology, security and control.

2.               Understand the scope of the external auditor’s review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

D.                                    Internal Audit

In the event the Company employs an internal audit department, the Committee shall:

1.               Review with management the charter, plans, activities, staffing and organizational structure of the internal audit function.

2.               Review the effectiveness of the internal audit function.

E.                                    Independent Auditors

1.               Each year, the Audit Committee shall review the independence and performance of the independent auditors and retain or discharge the independent auditors as circumstances warrant. In performing this review, the Committee shall:

(a)          Obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal or peer quality-control review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and in order to assess the auditor’s independence, all relationships between the independent auditor and the Company.

(b)         Take into account the opinions of management and, in the event the Company has employed an internal audit, the opinions of the internal audit department.

(c)          Present its conclusions with respect to the external auditor to the Board.

2.               Prescribe such policies and procedures as the Committee deems appropriate pertaining to relationships with the independent auditors, including clear hiring policies for employees and former employees of the independent auditors.

3.               Approve the independent auditors’ engagement terms and fees for annual audit services as well as advance approval of all non-audit engagements with that firm. Any such approval of non-audit services by the independent auditor shall be disclosed in SEC reports as prescribed by law.

4.               On at least an annual basis, review a formal, written statement from the independent auditors on such matters as are prescribed by law, including all relationships between the auditors and the Company or its management. Discuss with the independent auditors all significant relationships they have with the Company and their impact on the auditors’ objectivity and independence, including non-audit services and the fees proposed and charged therefore. The Audit Committee must take appropriate action in response to these matters to satisfy itself of the auditors’ independence.

5.               Review the independent auditors’ audit plan; discuss scope, staffing, locations, reliance upon management, and general audit approach, including coordination of audit effort with the internal audit department, if any.

6.               Ensure the rotation of the lead audit partner and other audit partners as required by law, and consider whether there should be regular rotation of the audit firm itself.

7.               Present its conclusions with respect to the independent auditor to the Board.

8.               Meet separately with the external auditors on a regular basis to discuss any matters that the committee or auditors believe should be discussed outside the presence of the full board.

9.               Review all material written communications between the independent auditors and management, e.g., management letter, schedule of unadjusted differences and/or reportable conditions letter.

F.                                    Compliance

1.               At least once annually, review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations (in coordination with other committees), and inquiries received from regulators or governmental agencies.

2.               Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.               Review the process for communicating the Code of Ethics to appropriate company personnel, and for monitoring compliance therewith.

4.               Obtain regular updates from management and Company legal counsel regarding compliance matters.

G.                                    Reporting Responsibilities

1.               Annually prepare such report and certification to unit-holders as required by SEC regulations.

2.               Report to the board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and, in the event the Company has employed an internal audit department, the performance of the internal audit function.

H.                                    Other Audit Committee Responsibilities

1.               Discuss and review with management the Company’s major policies with respect to risk assessment and risk management.

2.               As considered necessary by the Committee, review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites, including the use of the Company’s assets.

3.               Perform any other activities consistent with this Charter, the Company’s operating agreement, and governing law, as the Committee or the board deems necessary or appropriate.

4.               Periodically review materials or receive education on audit committee-related and new accounting and auditing-related developments and best practices.

5.               Annually evaluate the Committee’s performance of its responsibilities, confirm that all responsibilities outlined in this charter have been carried out, and create an agenda for the ensuing year.

UNITED WISCONSIN GRAIN PRODUCERS, LLC

Vote by Mail or Facsimile:

1) Read the Proxy Statement

2) Check the appropriate boxes on the proxy card below

3) Sign and date the proxy card

4) Return the proxy card in the envelope provided or via fax to (920) 348-5009 no later than 5:00 p.m. on April 21, 2006

2006 Annual Meeting – Saturday, April 22, 2006
For Unit Holders as of March 1, 2006
Proxy Solicited on Behalf of the Board of Directors

PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK
ELECTION OF TEN DIRECTORS

You may vote for ten (10) nominees.
	For	Against	Abstain

By signing this proxy card, you appoint Kevin M. Roche, Chairman, and Robert Lange, Secretary, jointly and severally, each with full power of substitution, as Proxies to represent you at the 2006 Annual Meeting of the Members to be held on Saturday, April 22, 2006, at the Cambria-Friesland High School in Cambria, Wisconsin, and at adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 8:00 a.m. and the 2006 Annual Meeting will commence at approximately 9:00 a.m., local time.

Please specify your choice by marking the appropriate box for each matter above. The Proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company by 5:00 p.m. on April 21, 2006.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you do not mark any boxes, your units will be voted FOR Carl T. Benck, Cal Dalton, Jerry H. Franz, William R. Herrmann, Larry Lagowski, Robert Lange, Robert J. Miller, Wayne Mitchell, Kevin M. Roche and Berwyn G. Westra

Larry Lagowski, Incumbent -------------------->>>	☐	☐	☐

Wayne Mitchell, Incumbent--------------------->>>	☐	☐	☐

Carl T. Benck, Incumbent----------------------->>>	☐	☐	☐

Robert Lange, Incumbent------------------------>>>	☐	☐	☐

Kevin M. Roche, Incumbent-------------------->>>	☐	☐	☐

Berwyn G. Westra, Incumbent------------------>>>	☐	☐	☐

Jerry H. Franz, Incumbent----------------------->>>	☐	☐	☐

Cal Dalton, Incumbent--------------------------->>>	☐	☐	☐

William R. Herrmann, Incumbent-------------->>>	☐	☐	☐

Robert J. Miller, Incumbent--------------------->>>	☐	☐	☐

Signature:
Date:

Signature:
Date:

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney executor, administrator, trustee or guardian, please note that fact.